SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                         Savoy Capital Investments, Inc.
                         -------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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


                         SAVOY CAPITAL INVESTMENTS, INC.

                                -----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            To Be Held March 23, 2004

                                -----------------

TO OUR STOCKHOLDERS:

     A special meeting of stockholders of Savoy Capital Investments, Inc., will be held at 435 Martin Street, Suite #3120, Blaine, Washington 98230, on Tuesday, March 23, 2004, at 10:00 a.m., Pacific Standard Time. The purposes of the meeting are:

     1. To consider and act upon a proposal to authorize an amendment to the Articles of Incorporation for the following purposes:

          a. To change our company's name from "Savoy Capital Investments, Inc." to "Savoy Resources Corp."

          b. To effectuate a forward split in our common stock on the basis of three shares of common stock for every one share of common stock outstanding.

     2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 17, 2004, as the record date. Holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting, or any adjournment of the meeting.



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     The accompanying Information Statement is furnished on behalf of the Board of Directors pursuant to Section 14(c) of the Securities Exchange Act of 1934 to provide notice of the meeting.

                                           By Order of the Board of Directors,


                                           /s/ Floyd A. Wandler
                                           ---------------------------
                                           Floyd A. Wandler, President

Blaine, Washington
Dated:  February 20, 2004

                         SAVOY CAPITAL INVESTMENTS, INC.
                         435 Martin Street, Suite #3120
                            Blaine, Washington 98230


                              INFORMATION STATEMENT
                              ---------------------

     The Board of Directors of Savoy Capital Investments, Inc., is furnishing this Information Statement to provide notice of a special meeting of stockholders to be held at 435 Martin Street, Suite #3120, Blaine, Washington 98230, on Tuesday, March 23, 2004, at 10:00 a.m., Pacific Standard Time, or any adjournment of the meeting, for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders.

     Our Board of Directors has fixed the close of business on February 17, 2004, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournment of the meeting. There were 15,788,000 shares of common stock issued and outstanding on February 17, 2004. We anticipate that this Information Statement will be mailed or furnished on or about March 2, 2004, to all stockholders of record as of the record date.

     Stockholders holding a total of 12,350,000 shares, representing 78% of our outstanding shares, of common stock as of the record date, will vote their shares of common stock in favor of the approval of an amendment to our company's Articles of Incorporation that will change our name to "Savoy Resources Corp." and effectuate the 3:1 forward split in our outstanding shares of common stock.

     PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTION TO BE TAKEN AT THE SPECIAL MEETING OF STOCKHOLDERS, INCLUDING APPROVAL OF THE NAME AND THE FORWARD STOCK SPLIT.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

     We will bear the cost of preparing and mailing the Notice of Special Meeting of Stockholders and Information Statement to stockholders. We may also make arrangements with brokers, fiduciaries, custodians and nominees to send the Notice of Special Meeting of Stockholders and Information Statement to the beneficial owners of our common stock held of record by these persons. Upon request, we will reimburse these organizations for their reasonable out-of-pocket expenses incurred in forwarding this Information Statement and Notice of Special Meeting of Stockholders to their clients.

                          RECORD DATE AND VOTING RIGHTS

     Our common stock is our only outstanding class of voting securities. Stockholders of record at the close of business on February 17, 2004, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting. As of the record date, there were 15,788,000 shares of our common stock outstanding and entitled to vote. Each stockholder entitled to vote shall have one vote for each share of common stock registered in the stockholder's name on our books as of the record date. A complete list of our stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours from and after February 17, 2004, at our office, 435 Martin Street, Suite #3120, Blaine, Washington 98230.


                             QUORUM FOR THE MEETING

     Our Bylaws require that a majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at all meetings of stockholders. A total of 12,350,000 shares, representing 78% of our outstanding shares, of common stock owned by Messrs. Geoffrey Armstrong, Andrew N. Peterie, Sr., Andrew N. Peterie, Jr., Floyd A. Wandler and Clint B. Sharples and Ms. Deserie Peterie will be present in person or by proxy at the meeting. Thus, there will be a quorum for purposes of authorizing the proposed amendment to the Articles of Incorporation to change our name and effectuate a forward split in the common stock on the basis of three shares for every one share outstanding.


                              VOTING AT THE MEETING

     On January 19, 2004, our Board of Directors unanimously approved an amendment to our Articles of Incorporation that would change our name from "Savoy Capital Investments, Inc.," to "Savoy Resources Corp.," and effectuate a 3:1 forward split in our outstanding common stock. Our Board of Directors directed that these matters be submitted for approval at a special meeting of stockholders. Under our Bylaws, the affirmative vote of a majority of the shares entitled to vote is required to authorize any matter at a stockholders' meeting. At the special meeting of stockholders to be held on March 23, 2004, stockholders holding 78% of our outstanding voting stock will approve the Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., the form of which is attached to this Information Statement as Exhibit A. The proposed Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., will become effective when they are filed with the Colorado Secretary of State. We anticipate that this filing will occur as soon as practicable following the meeting.


           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock as of the record date on February 17, 2004, by each stockholder known by us to be the beneficial owner of more than five per cent of our outstanding shares of common stock, each director and all directors and executive officers as a group. Except as otherwise indicated by footnote, each of the named individuals has sole voting and investment power with respect to the shares of common stock beneficially owned.

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
                                               Shares
Name and Address of                          Beneficially         Percent
 Beneficial Owner                              Owned              of Class
--------------------------                   ------------         --------

Floyd A. Wandler
25 - 2381 Argue Street
Port Coquitlam, British Columbia
Canada  V3C  6P9                              550,000 (1)          3.5%

Philip J. Walsh
#805 - 1383 Marinaside Crescent
Vancouver, British Columbia
Canada V6C 2W9                                     -0-             0.0%

Clint B. Sharples
1330 Martin Grove Road
Toronto, Ontario
Canada  M9W 4X4                               300,000 (2)          1.9%

Geoffrey Armstrong
435 Martin Street, Suite #3120
Blaine, Washington 98230                    7,500,000             47.5%

Andrew N. Peterie, Sr.
1440 Allen Lane
Tatum, Texas 75691                          1,333,334 (3)          8.5%

Andrew N. Peterie, Jr. (4)
8740 South Ida Lane
Sandy, Utah 84093                           1,333,333              8.5%

Deserie Peterie (5)
8740 South Ida Lane
Sandy, Utah 84093                           1,333,333              8.5%

All Executive Officers and
  Directors as a Group (three
  persons)                                    850,000              5.4%
------------------

     (1) Includes 400,000 shares of common stock owned of record by 678864 BC Ltd. Mr. Wandler is a director, an executive officer and a shareholder of 678864 BC Ltd.

     (2) Owned of record by FGI, Inc. Mr. Sharples is a director, an executive officer and a shareholder of FGI, Inc.

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
     (3) Includes 2,000 shares of common stock owned of record by Ms. Patricia
E. Peterie, Mr. Peterie's spouse.

     (4) Mr. Andrew Peterie, Jr., disclaims beneficial ownership of the shares of common stock owned of record and beneficially by Ms. Deserie Peterie, his spouse.

     (5) Ms. Deserie Peterie disclaims beneficial ownership of the shares of common stock owned of record and beneficially by Mr. Andrew Peterie, Jr., her spouse.

     As of the record date, there were 15,788,000 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote. The number of shares shown does not include 6,100,000 shares of common stock that may be issued upon the exercise of options granted pursuant to the Savoy Capital Investments, Inc. Stock Option Plan at an exercise price of $.10 per share during the period of three years from January 2, 2004, through January 3, 2007, or 3,800,000 shares of common stock that may be issued upon the exercise of outstanding options during the one-year period commencing on April 20, 2004 through April 21, 2005. Messrs. Floyd A. Wandler, Philip J. Walsh and Clint B. Sharples serve as members of our Board of Directors and Mr. Wandler is our President.

     On January 2, 2004, we issued 7,500,000 shares of common stock, representing 47.5% of our issued and outstanding shares of common stock as of the date of this Information Statement, to Mr. Geoffrey Armstrong for the acquisition of a 97% interest in Societe Siranna S.A.R.L., a private Madagascar company that holds mining exploration and gemstone exportation permits for two gemstone mining properties in Northern Madagascar totaling 12.5 square kilometers. A change of control of our company resulted from this transaction.


                                   NAME CHANGE

     The Board of Directors unanimously approved, subject to the approval of the stockholders at the special meeting to be held on March 23, 2004, a proposal to amend our Articles of Incorporation to change the name of our company from "Savoy Capital Investments, Inc.," to "Savoy Resources Corp." Effective upon the filing of the Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., in the office of the Colorado Secretary of State, the change of our name to "Savoy Resources Corp." will be effective.

Purpose of Name Change

     On January 2, 2004, we acquired a 97% interest in Societe Siranna S.A.R.L., a private Madagascar company that owns two gemstone mining exploration properties totaling 12.5 square kilometers in Northern Madagascar, together with permits allowing for full mining exploitation and gemstone exportation. With this acquisition, we intend to enter into the precious gemstone production and marketing business commencing in spring 2004. On or about January 23, 2004, we entered into the China Joint Venture with ATAC Resources Ltd., Cash Minerals Ltd. and Strategic Metals Ltd., all public companies trading on the Canadian TSX Venture Exchange, for the purpose of conducting mineral exploration in China. As the joint venture acquires specific prospects, we will have the right to participate at 50% and one of the other companies will have the right to the remaining 50% interest, with ATAC Resources having the first right to gold targets, Cash Minerals to energy or industrial mineral targets and Strategic Metals to other metal or gemstone targets. Initial costs will be shared 50% by us and 50% by ATAC Resources, Cash Minerals and Strategic Metals equally.


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
     As of the date of this Information Statement, the China Joint Venture has signed a memorandum of understanding with the First Geological Exploration Institute of the Heilongjiang Geology and Mineral Development Bureau of Heilongjiang province, the largest province in northeastern China. The province encompasses a number of important mineral belts hosting gold, base metal and coal deposits. The First Geological Exploration Institute, a modern organization with approximately 1,000 employees, is responsible for mineral exploration in the eastern half of the province and has amassed a large database of geological, geochemical and geophysical information over the past fifty years. The memorandum of understanding grants the joint venture first right of refusal on the disposition of mineral concessions by the Institute and access to its database. The parties are working to formalize the agreement and satisfy Chinese business requirements. China Joint Venture is moving aggressively to exploit these opportunities, including arranging to hire bilingual geologists; planning to send Canadian geologists to the province to identify advanced targets worthy of immediate drilling and prospective areas for earlier stage exploration; and approving a budget for the research and ground inspection phase of the program. Preliminary examination of the data has enabled the joint venture to identify two drill ready gold prospects on which it plans to begin work as soon as practicable, in addition to another nearby gold prospect that we will explore outside the joint venture.

     In light of the new strategic focus of our business on precious gemstone and base metal mining, exploration, production and marketing, our Board of Directors has determined that it is in our best interest to adopt a name more readily identifiable with our current business plan. Our Board of Directors approved the change of name of our company to "Savoy Resources Corp.," to more accurately reflect our future business. Consequently, the Board of Directors has recommended changing our name from "Savoy Capital Investments, Inc.," to "Savoy Resources Corp."

Effects of Name Change

     Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Savoy Capital Investments, Inc.," will continue to be valid and represent shares of common stock of Savoy Resources Corp., a Colorado corporation, following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

     In connection with our name change, our trading symbol on the Over-The-Counter Bulletin Board will change. Our common stock now trades on the Over-The-Counter Bulletin Board under the trading symbol "SVYC."

                               FORWARD STOCK SPLIT

     The Board of Directors unanimously approved, subject to the approval of the stockholders at the special meeting to be held on March 23, 2004, a proposal to amend our Articles of Incorporation to effect a forward split of our issued and outstanding shares of common stock on the basis that each three shares of common stock then issued and outstanding will be converted into one share of common stock. The number of shares of capital stock authorized by the Articles of Incorporation and the $0.001 par value of the authorized capital stock will not change as a result of the proposed forward stock split. Effective upon the filing of the Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., in the office of the Colorado Secretary of State, each one issued and outstanding share of our common stock shall thereupon be divided into and reclassified as three shares of common stock. Accordingly, each stock certificate which, prior to the effective date, represented shares of old common stock shall, upon the effective date, represent the number of shares of new common stock into which the shares of old common stock represented by the certificate shall be combined.

Background and Reasons For the Forward Stock Split

     On January 19, 2004, the Board of Directors voted in favor of the forward stock split and directed that the forward stock split be placed on the agenda for consideration by stockholders at the special meeting to be held on March 23, 2004. The Board of Directors believes that the recent increase in the per share price of our common stock justifies the proposed 3:1 forward stock split and that it would not negatively impact the marketability of the existing shares or our potential ability to raise capital by issuing new shares. The Board of Directors further believes that the increase in the number of shares of common stock outstanding as a consequence of the forward stock split will ultimately encourage greater interest in our common stock by the financial community and investing public. We predict that the market price of our common stock immediately following the 3:1 forward stock split will decrease, but that it will rise over time to a price at least as high as the market price prior to the forward stock split. Accordingly, we believe that our company and our stockholders will realize benefits over time and suffer no long-term negative consequences as a result of the proposed forward split.

     THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR; OR THAT THE MARKET PRICE WILL EVER RISE TO A PRICE APPROXIMATING THE MARKET PRICE PRIOR TO THE FORWARD STOCK SPLIT.

Effects of the Forward Stock Split

     General Effects. As a result of the forward stock split, the number of issued and outstanding shares of our common stock will be increased from 15,788,000 shares to 47,364,000 shares, based upon the total number of issued and outstanding shares of common stock as of the record date on February 17, 2004. Please note that the forward stock split will not change a stockholder's proportionate equity interest in our company.

     Effect on Market for Common Stock. On February 18, 2004, the closing sale price of our common stock was $2.36 per share. By increasing the number of shares of our common stock issued and outstanding without altering the aggregate economic interest in our company represented by the shares, the Board of Directors believes that the market price of the common stock will initially decline and then increase over time to a more appropriate price; however, there can be no assurance that this will occur. The new common stock will trade over-the-counter on the electronic Bulletin Board under a new symbol. We plan to seek listing of the new common stock on the NASDAQ SmallCap Market at such time, if ever, as the market price of the new common stock reaches the threshold required for such listing and other requirements are satisfied.

     Effect on Outstanding Options or Other Convertible Securities. As of the date of this Information Statement, we have outstanding options granted pursuant to the Savoy Capital Investments, Inc. Stock Option Plan exercisable to purchase a total of 6,100,000 shares of common stock at an exercise price of $.10 per share during the period of three years from January 2, 2004, through January 3, 2007, and outstanding options exercisable during the period of one year from April 20, 2004, through April 21, 2005, to purchase an aggregate of 3,800,000 shares of common stock. We may, although we have no plans to, grant options exercisable to purchase shares of common stock or issue other convertible securities on or prior to the effective date of the forward stock split. In the event of the issuance or grant of any of these securities, the Board of Directors would, upon the effective date of the forward stock split, make a proportional upward adjustment in the number of shares of common stock subject to any outstanding options or convertible securities and a corresponding downward adjustment in the per share exercise or conversion price to reflect the forward stock split.

     Changes in Stockholders' Equity. As an additional result of the forward stock split, our stated capital will increase from $15,788 to $47,364 on the effective date of the forward stock split. Our stated capital consists of the aggregate number of our shares of common stock outstanding from time-to-time, multiplied by the par value of the common stock. The total of our stated capital and capital in excess of par consists of the aggregate value of cash or other consideration we received upon the issuance of all currently issued and outstanding shares of common stock. The common stock will have the same par value following the forward stock split. Our company's stated capital will increase because the number of shares of our common stock issued and outstanding will increase threefold as a result of the forward stock split.

     United States Income Tax Consequences. The following is a summary of the material anticipated United States income tax consequences of the forward stock split to our stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, the Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date of this Information Statement, all of which are subject to change. This summary does not take into account possible changes in these laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely effect the discussion in this summary.

     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the forward stock split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the forward stock split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor as to: (i) the effect on his or her personal tax situation of the forward stock split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii) the reporting of information required in connection with the forward stock split on his or her own tax return. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of our company as a result of the forward stock split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THE STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The following discussion describes certain federal income tax consequences of the proposed forward stock split to our stockholders who are citizens or residents of the United States. In general, the federal income tax consequences of the proposed forward stock split will be identical for all stockholders because they will receive solely new certificates in exchange for old certificates. In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of the common stock. However, we believe that because the proposed forward stock split is not a part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of our company, the proposed forward stock split probably will have the following federal income tax effects:

     No stockholder will recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, the stockholder's basis in the shares of common stock represented by new certificates will equal his basis in the shares of common stock represented by old certificates. The forward stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986 and our company will not recognize any gain or loss as a result of the forward stock split.

     Exchange of Shares. On or subsequent to the effective date of the forward stock split, we will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his or her shares of new common stock only by transmitting to Corporate Stock Transfer, Inc., Denver, Colorado, the transfer agent and registrar for our common stock, the stockholder's stock certificate(s) evidencing shares of old common stock issued and outstanding prior to the effective date of the forward stock split, together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares of old common stock as our company may require. Stockholders will not receive certificates for shares of new common stock unless and until the certificate(s) representing their shares of old common stock issued and outstanding prior to the forward stock split are surrendered. Stockholders should not forward their certificate(s) to the transfer agent until they have received the letter of transmittal, and should surrender their certificate(s) only with the letter of transmittal.

     Each stockholder will be responsible for paying a total service fee of twenty-five dollars ($25.00) upon the surrender of his or her stock certificate(s) in exchange for new common stock certificate(s). However, as noted above, as of the effective date of the forward stock split, each one issued and outstanding share of our common stock, $0.001 par value per share, will automatically, i.e., without further stockholder action, be divided into and reclassified as three shares of common stock, $0.001 par value per share. Thus, each stock certificate that, prior to the effective date of the forward stock split, represented shares of old common stock will, upon the effective date of the forward stock split, represent the number of shares of new common stock into which the shares of old common stock represented by the certificate are to be combined.


                                  VOTE REQUIRED

     Our Bylaws provide that the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the special meeting is required to authorize an amendment to the Articles of Incorporation to change our company's name from "Savoy Capital Investments, Inc." to "Savoy Resources Corp." and to effectuate a forward split in our outstanding shares of common stock on the basis of three shares of common stock for every one share of common stock issued and outstanding. Messrs. Geoffrey Armstrong, Andrew N. Peterie, Sr., Andrew N. Peterie, Jr., Floyd A. Wandler and Clint B. Sharples and Ms. Deserie Peterie, holders of a total of 12,350,000 shares of our common stock, representing 78% of our outstanding voting stock, will vote at the special meeting of stockholders to be held on March 23, 2004, in favor of the proposal to approve an amendment to our Articles of Incorporation that would change our name and effectuate the 3:1 forward stock split.


                     AMENDMENT TO ARTICLES OF INCORPORATION

     On January 19, 2004, our Board of Directors approved, subject to receiving the approval of the stockholders of our common stock, the amendment to our Articles of Incorporation in the form of Exhibit A attached to this Information Statement, to change the name of our company from "Savoy Capital Investments, Inc.," to "Savoy Resources Corp." We will obtain stockholder approval for the change of name by the affirmative vote of stockholders owning 12,350,000 shares of our common stock, which represent 78% of our outstanding shares of common stock on the record date of February 17, 2004. Neither the change of name nor the proposed 3:1 forward split in our outstanding shares of common stock will become effective until the Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., in the form of Exhibit A, are filed with the Colorado Secretary of State. We expect to make the appropriate filing as soon as practicable after the meeting, a period of not less than twenty days after a definitive Information Statement is first mailed to stockholders of our common stock.


                               DISSENTERS' RIGHTS

     Under the Colorado Business Corporation Act, stockholders are not entitled to dissenters' rights of appraisal in connection with the change of our name or the proposed 3:1 stock split.

                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

         Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:


     (i)  Any director or officer since the beginning of our last fiscal year;

     (ii) Any proposed nominee for election as a director; or

     (iii) Any associate or affiliate of any of the foregoing persons. The stockholdings of our directors and officers are listed above in the section entitled "Principal Stockholders and Security Ownership of Management." No director has advised that he intends to oppose the change of name or the forward stock split, as more particularly described in this Information Statement.


                             ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, with the Securities and Exchange Commission. Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site on the Internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge. The address of the site is http://www.sec.gov.


                                 OTHER BUSINESS

     As of the date of this Information Statement, the Board of Directors knows of no other matter that properly may be presented at the special meeting of stockholders to be held on March 23, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Savoy Capital Investments, Inc., has duly caused this report to be signed by the undersigned thereunto authorized.


                                           SAVOY CAPITAL INVESTMENTS, INC.



                                           By: /s/ Floyd A. Wandler
                                               --------------------------
                                               Floyd A. Wandler, President

Blaine, Washington
February 20, 2004


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                                                                       Exhibit A


                              ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                         SAVOY CAPITAL INVESTMENTS, INC.

     Pursuant to the provisions of Section 7-110-103 of the Colorado Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is Savoy Capital Investments, Inc.

     SECOND: The following amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., was duly adopted by the stockholders of the corporation at a meeting held on March 23, 2004, in the manner prescribed by the Colorado Business Corporation Act, to-wit:

     THIRD: Article I of the Corporation's Articles of Incorporation shall be amended so that, as amended, Article I will read in its entirety as set forth below.

                                    ARTICLE I

     The name of the corporation shall be: Savoy Resources Corp.

     FOURTH: Article III of the Corporation's Articles of Incorporation shall be amended so that, as amended, the first paragraph of Article III will read in its entirety as set forth below and, except as amended in the manner provided below, the remainder of Article III of the Articles of Incorporation will remain in full force and effect.

                                   ARTICLE III

          The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 110,000,000 of which 10,000,000 shall be shares of preferred stock, $0.01 par value per share, and 100,000,000 shall be shares of common stock, $0.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as set forth in paragraphs (a) and (b) below.

          (1) At the time this Amendment becomes effective, each one share of common stock, $0.001 par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into three fully-paid and nonassessable share of common stock, $0.001 par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 15,788,000 shares of common stock, $0.001 par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is 47,364,000 shares of common stock, $0.001 par value per share. At any time after this Amendment becomes effective, each certificate representing any shares of common stock, $0.001 par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the "Old Certificates") shall be exchangeable for a certificate representing shares of common stock, $0.001 par value per share, of the Corporation authorized by such Amendment (collectively, the "New Certificates"), in the ratio for such reclassification stated above (i.e., 3:1) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.

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         (2) Upon surrender for exchange by each shareholder of an Old
      Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing three shares of common stock, $.001 par value per share, of the Corporation for each one shares of common stock, $.001 par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment. The reclassification of one issued and outstanding share of common stock, $.001 par value per share, of the Corporation into three shares of common stock, $.001 par value per share, of the Corporation shall be deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification. Each Old Certificate shall be canceled upon its surrender and a New Certificate shall be issued evidencing such shares as so reclassified. Consequently, the stated capital of this Corporation shall increase from $15,788 to $47,364 following the taking of effect of this Amendment.

     FIFTH: The number of shares of common stock of the corporation outstanding at the time of the adoption of such amendment was 15,788,000 and the number of shares entitled to vote thereon was 15,788,000.

     SIXTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                        Class                      Number of Shares
                       -------                     ----------------
                       Common                      15,788,000

     SEVENTH: The number of shares of common stock voted for such amendment was 12,350,000, with -0- opposing and -0- abstaining.

     EIGHTH: This amendment provides for the exchange, reclassification and cancellation of issued shares in the manner provided above.

     NINTH: This amendment effect an increase in the stated capital of the corporation from $15,788 to $47,364.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment on behalf of the corporation on the 23rd day of March 2004.


                                       SAVOY CAPITAL INVESTMENTS, INC.


                                       By:
                                           ---------------------------
                                           Floyd A. Wandler, President



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